As filed with the Securities and Exchange Commission on August 2, 2021

Registration Nos. 333-176059, 333-212261 and 333-226895

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDC STAGWELL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1390679
(State or Other Jurisdiction of	(I.R.S. Employer Identification
Incorporation or Organization)	Number)

One World Trade Center, Floor 65, New York, NY 10007

(646) 429-1800

(Address of Principal Executive Offices and Zip Code)

MDC PARTNERS INC.

2016 STOCK INCENTIVE PLAN (AS AMENDED ON JUNE 6, 2018)

2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Frank Lanuto

Chief Financial Officer

One World Trade Center, Floor 65, New York, NY 10007

(Name and address of agent for service)

(646) 412-6857

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Michael J. Albano
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
(212) 225 2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-176059 (the “2011 Registration Statement”), Registration Statement No. 333-212261 (the “2016 Registration Statement”) and Registration Statement No. 333-226895 (the “2018 Registration Statement,” and together with the 2011 Registration Statement and the 2016 Registration Statement, the “Original Registration Statements”) is being filed pursuant to Rule 414(d) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by MDC Stagwell Holdings Inc. (the “Registrant”), a newly formed Delaware corporation, as the successor to MDC Partners Inc. (the “Predecessor Registrant”), a Delaware corporation. Effective July 29, 2021, a wholly owned subsidiary of the Registrant merged with and into the Predecessor Registrant with the Predecessor Registrant surviving the merger (with the name “MDC Stagwell OpCo Inc.”) and the Registrant becoming the new publicly listed parent company (the transaction described in the preceding sentence, the “Reorganization”). In the Reorganization, each of the Class A Common Shares, Class B Common Shares, Series 4 Shares and Series 6 Shares of the Predecessor Registrant, in each case held by a non-dissenting holder, converted into a Class A Common Share, Class B Common Share, Series 4 Share or a Series 6 Share of the Registrant, respectively. As a result of, and in connection with the Reorganization, the Registrant will assume from the Predecessor Registrant the: (i) 2011 Stock Incentive Plan and (ii) 2016 Stock Incentive Plan (each as amended and collectively, the “Plans”), and all of the outstanding equity awards under the Plans. At the effective time of the Reorganization, each holder of the Predecessor Registrant’s equity incentive awards will hold the same number of Registrant equity incentive awards as the number of Predecessor Registrant equity incentive awards such holder held immediately prior to the Reorganization, except that the security referenced under or issuable upon exercise or settlement of each such equity incentive award will be Class A Common Shares of the Registrant (the “Shares”) rather than the Predecessor Registrant’s Class A subordinate voting shares. Except for the foregoing, following the completion of the Reorganization, each Registrant equity incentive award will continue to be governed by the same terms and conditions as were applicable to such equity incentive award immediately prior to the Reorganization.

The Registrant is filing this Amendment pursuant to Rule 414 under the Securities Act solely to update the Original Registration Statements as a result of the Reorganization. In accordance with Rule 414(d) under the Securities Act, except as modified by this Amendment, the Registrant, now as successor issuer to the Predecessor Registrant pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby expressly adopts the Original Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act.

In accordance with Section E of the General Instructions to Form S-8, the contents of the 2016 Registration Statement were incorporated by reference into the 2018 Registration Statement, except that the provisions contained in Part II of the 2016 Registration Statement were modified as set forth in the 2018 Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed by the Registrant with the Commission on March 16, 2021, (the “10-K”), as amended by the Registrant’s Amendment No. 1 to the 10-K, filed by the Registrant with the Commission on April 27, 2021 (together with the 10-K, the “Annual Report”);

(ii)          The Registrant’s Quarterly Report on Form 10-Q filed by the Registrant with the Commission on May 10, 2021;

(iii)         All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

(iv)         The description of the Registrant’s capital stock contained in the Registrant’s Current Report on on Form 8-K12B (File No. 001-13718), filed with the Commission on July 29, 2021.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.	Description of Securities.

Not required.

Item 5.	Interests of Named Experts and Counsel.

Not required.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation limits the liability of the directors of the Registrant to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporations Law (the “DGCL”) for monetary damages for breaches of fiduciary duty. Consequently, the Registrant’s directors will not be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to the Combined Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for willful or negligent payment of unlawful dividends or stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The DGCL further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another entity or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

The Registrant’s Bylaws provide that its directors and officers will be indemnified by the Registrant to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.

The Registrant’s Bylaws provide that, to the fullest extent not prohibited by applicable law, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a director or officer of the Registrant, and may pay the expenses incurred by any employee or agent of the Registrant, in defending any action, suit or proceeding in advance of its final disposition; provided, that if required by law, such payment of expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by the Registrant.

The Registrant maintains a policy of directors’ and officers’ liability insurance.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation, dated July 29, 2021	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K12B filed on July 29, 2021

4.2	By-Laws, dated July 29, 2021	Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K12B filed on July 29, 2021

4.3	MDC Partners Inc. 2011 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2011

4.4	MDC Partners Inc. 2016 Stock Incentive Plan (as amended on June 6, 2018)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2018

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	Filed herewith

24.1	Power of Attorney	Included on the signature page to this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of August, 2021.

MDC PARTNERS INC.

By:	/s/ Frank Lanuto
	Name:	Frank Lanuto
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mark Penn and Frank Lanuto with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Penn	Chairman and Chief Executive	August 2, 2021
(Mark Penn)	Officer

/s/ Frank Lanuto	Chief Financial Officer	August 2, 2021
(Frank Lanuto)

/s/ Vincenzo DiMaggio	Chief Accounting Officer	August 2, 2021
(Vincenzo DiMaggio)

/s/ Charlene Barshefsky	Director	August 2, 2021
(Charlene Barshefsky)

/s/ Asha Daniere	Director	August 2, 2021
(Asha Daniere)

/s/ Bradley J. Gross	Director	August 2, 2021
(Bradley J. Gross)

/s/ Wade Oosterman	Director	August 2, 2021
(Wade Oosterman)

/s/ Desiree Rogers	Director	August 2, 2021
(Desiree Rogers)

/s/ Irwin D. Simon	Lead Independent Director	August 2, 2021
(Irwin D. Simon)